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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

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                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported):  APRIL 16, 1998


                            STERLING COMMERCE, INC.
            (Exact Name of Registrant as Specified in its Charter)


   DELAWARE                        1-14196                       75-2623341
  (State of                      (Commission                    (IRS Employer
Incorporation)                   File Number)                Identification No.)

        300 CRESCENT COURT, SUITE 1200, DALLAS, TEXAS               75201
          (Address of Principal Executive Offices)                (Zip Code)

      Registrant's telephone number, including area code:  (214) 981-1000


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ITEM 5.   OTHER EVENTS.

     On April 16, 1998, Sterling Commerce, Inc. (the "Company"), Sterling Commerce (Southern), Inc., a Delaware corporation and wholly owned subsidiary of the Company ("Merger Sub"), and XcelleNet, Inc., a Georgia corporation ("XcelleNet"), entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which XcelleNet will merge with and into Merger Sub (the "Merger"), with Merger Sub as the surviving corporation and remaining a wholly owned subsidiary of the Company.

     Pursuant to the Merger Agreement, at the effective time of the Merger, each share of common stock, par value $0.01 per share, of XcelleNet ("XcelleNet Common Stock") issued and outstanding immediately before the effective time will be converted into the right to receive $8.80 in cash and 0.2885 of a share of common stock, par value $0.01 per share, of the Company ("Company Common Stock"), with the ratio of cash and shares to be adjusted, if necessary, as provided in Section 2.1 of the Merger Agreement (the "Merger Consideration").

     The obligations of the parties to the Merger Agreement to consummate the Merger are conditioned upon, among other things, (i) approval of the Merger Agreement by the holders of a majority of the outstanding shares of XcelleNet Common Stock, (ii) the waiting period pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired or been terminated, and (iii) the receipt of opinions of counsel by each of the Company and XcelleNet to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that no gain or loss will be recognized by the shareholders of XcelleNet upon their exchange of shares for the Merger Consideration under Section 354 of the Code (except to the extent that such shareholders receive cash for their shares).

     Dennis M. Crumpler (the Chairman and Chief Executive Officer of XcelleNet), Maleah Crumpler and The Crumpler Investment Limited Partnership (collectively, the "Crumpler Shareholders") have entered into an agreement (the "Shareholder Agreement") with the Company, pursuant to which, among other things, the Crumpler Shareholders have agreed to vote their shares of XcelleNet Common Stock in favor of approval of the Merger Agreement. The Crumpler Shareholders held in the aggregate approximately 16.6% of the outstanding shares of XcelleNet Common Stock as of the date of the Merger Agreement.

     Copies of the Merger Agreement and the Shareholder Agreement are filed as Exhibits 2.1 and 99.1, respectively, to this report and are incorporated herein by this reference. The foregoing summary is qualified in its entirety by reference to such agreements.

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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits:
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          Exhibit
          Number     Exhibit
          ------     -------

            2.1 Agreement and Plan of Merger, dated April 16, 1998, among Sterling Commerce, Inc., Sterling Commerce (Southern), Inc. and XcelleNet, Inc.

           99.1 Shareholder Agreement, dated April 16, 1998, between Sterling Commerce, Inc. and certain shareholders of XcelleNet, Inc.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                        STERLING COMMERCE, INC.



                                        By:  /s/ Albert K. Hoover
                                             -----------------------------------
                                             Albert K. Hoover
                                             Senior Vice President and General
                                             Counsel


Dated:  April 21, 1998

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                               INDEX TO EXHIBITS
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EXHIBIT
NUMBER    EXHIBIT
-------   -------

   2.1 Agreement and Plan of Merger, dated April 16, 1998, among Sterling Commerce, Inc., Sterling Commerce (Southern), Inc. and XcelleNet, Inc.

  99.1 Shareholder Agreement, dated April 16, 1998, between Sterling Commerce, Inc. and certain shareholders of XcelleNet, Inc.